Exhibit 10.2

AMERICAN STANDARD ENERGY CORP.

COMPENSATION COMMITTEE CHARTER

February 3, 2011

PURPOSE

The Compensation Committee (the “Committee”) is a standing committee of the Board of Directors (the “Board”) of American Standard Energy Corp. (the “Company”). The purpose of the Committee is to discharge the responsibilities of the Board, relating to compensation of members of the Board and the executive officers of the Company.

MEMBERSHIP

The Committee shall be composed of at least two members. Each member of the Committee shall be a member of the Board and shall (i) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The members of the Committee shall be appointed annually by the Board, at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairperson. The Board may remove any member from the Committee at any time with or without cause. The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee, the Board or Company officers.

MEETINGS

1.           The Committee’s chairperson (or in his or her absence, a member designated by the Committee’s chairperson) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to a committee of the Board.

2.           In order to discharge its duties and responsibilities, the Committee shall meet on a regularly scheduled basis at least once a year and more frequently as the Committee deems necessary or desirable. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held in-person or via telephonic conference.

3.           Except as otherwise provided by statute or this Compensation Committee Charter (the “Charter”), a majority of the members of the Committee shall be required to constitute a quorum for the transaction of business at any meeting and the act of a majority of the Committee members present and voting at any meeting at which a quorum is present shall be the act of the Committee. Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval in writing.

4.           The Committee may, in its discretion, invite other directors of the Company, members of the Company’s management or any other person whose presence the Committee believes to be desirable and appropriate to attend and observe meetings of the Committee. Individuals who are invited to attend meetings of the Committee shall (a) not participate in any discussion or deliberation of the Committee unless invited to do so by the Committee and (b) not be entitled to vote on any matter brought before the Committee. The Committee may exclude from its meetings any person it deems appropriate.

5.           All action taken by the Committee (or any sub-committee thereof) shall be reported to the Board of Directors at the next meeting of the Board of Directors following such action. In addition, compensation matters may be discussed in executive session with the full Board during the course of the year.

COMPENSATION PHILOSOPHY

The Company’s compensation policies with respect to the members of the Board and the executive officers of the Company are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should provide long-term incentives. The Committee seeks to have compensation of the Company’s directors and executive officers set at levels that are sufficiently competitive so that the Company may attract, retain and motivate highly qualified directors and executive officers to contribute to the Company’s success. In assessing the overall compensation for directors and executive officers, the Committee will consider the Company’s performance, relative stockholder return and industry position, general industry data, awards given to the Company’s executive officers in past years and the recommendations of third-party consultants as provided.

DUTIES AND RESPONSIBILITIES

The following functions are the common recurring activities of the Committee in carrying out its responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Chief Executive Officer and Executive Compensation

•
Evaluate the Chief Executive Officer and President’s performance in light of the Corporate goals and objectives and establish the Chief Executive Officer and President’s compensation based on this evaluation.

•
Review the Chief Executive Officer and President’s recommendations and determine and set the compensation for the Company’s other executive officers and employees designated by the Committee including Chief Financial Officer and General Counsel (“Specified Executives”).

•	Establish and oversee annual and long-term incentive compensation plans for the Chief Executive Officer and the Specified Executives.

•	Recommend to the Board for its approval and, where appropriate, submission to the Company's shareholders, incentive compensation plans and equity-based plans.

•	Recommend to the Board for its approval changes to compensation policies and programs for the Chief Executive Officer and the Specified Executives.

•	Review and recommend to the Board for its approval all executive employment, compensation, retirement and termination arrangements.

•
Determine procedures for Board review of the Chief Executive Officer and for communicating such review to, the Chief Executive Officer. Receive from the Chief Executive Officer his/her review of Specified Executives and review such evaluations.

Stock Ownership Guidelines

•	Develop, periodically review and recommend to the Board director and executive stock ownership guidelines and monitor progress toward meeting ownership guidelines.

General Compensation and Benefits Matters

•
Consult periodically with the Chief Executive Officer and the top person in charge of Human Resources, regarding compensation and benefit matters deemed appropriate by them or the members of the Committee.

•	Provide oversight regarding the Company’s retirement, welfare and other benefit plans, policies and arrangements on an as-needed basis.

Tax-Qualified & Nonqualified Benefit Plans

•
Recommend to the Board for Board action (i) all Internal Revenue Service tax-qualified retirement plans and all plan amendments that are non-administrative in nature and (ii) all nonqualified benefit plans and all plan amendments that are non-administrative in nature.

•	Approve and recommend to the Board for its action:

-	the designation of the trustee and the execution of trust agreements for any such plan or plans;

-	the termination, merger or consolidation of any such plan or plans; and

-	the extension of plan participation to employees of affiliates or subsidiaries.

•	Periodically review plan administration, participation and regulatory compliance of nonqualified plans.

Incentive Plans

•	Review management’s recommendations for other nonexecutive corporate incentive plans and annually review plan goals and results.

•	Review and approve all equity awards granted to employees, including executive officers.

Reports

•	Prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Board Compensation

•	Review director compensation practices in relation to comparable companies.

•	Recommend to Board, as appropriate, revisions to director compensation practices.

Board Leadership

•	Develop and recommend to the Board procedures for selection of the Chairperson of the Board.

•	Develop and recommend to the Board procedures for Board review of the Chairperson of the Board, and for communicating such review to, the Chairperson of the Board.

Board Relationship to Senior Management

•	Monitor process and scope of director access to Company management and employees and communications between directors and Company management and employees.

Meeting Procedures

•	Develop, in consultation with the Chairperson of the Board and the Chief Executive Officer, an annual meeting calendar for Board.

•	Ensure that executive sessions take place regularly in conjunction with scheduled Board meetings.

•	Develop process for preparing agendas for, organizing and running Board meetings in coordination with the Chairperson and Chief Executive Officer.

•	Determine the subject matter, detail and appropriate timing for distribution of Board materials to allow directors adequate time to review materials and prepare for meetings.

Board Committee Matters

•	Recommend to Board, as appropriate, number, type, functions, structure and independence of committees.

•	Annually recommend to Board director membership on Board committees and advise Board and/or committees with regard to selection of Chairpersons of committees.

•	Establish and coordinate with applicable committee Chairperson criteria and method for evaluating the effectiveness of the committees.

Management Selection and Development

•	Determine procedures for selection of the Chief Executive Officer and, in consultation with the Chief Executive Officer, other senior management.

•	Develop guidelines for and monitor compliance with long-range succession planning.

•	Develop and maintain in consultation with the Board and the Chief Executive Officer a short-term succession plan for unexpected situations affecting the Chief Executive Officer and senior management.

•	Monitor procedures relating to executive development.

Director Orientation and Continuing Education

•	Periodically review and recommend revisions, as appropriate, to the Company’s director orientation program.

•	Monitor, plan and support budgeted continuing education activities of the directors.

Governance Policies

•
Develop and periodically review and recommend to the Board in consultation with the Audit Committee appropriate revisions to a code of conduct applicable to the Company’s directors, officers and employees pursuant to and at a minimum to the extent required by regulations applicable to the Company from time to time.

•
Develop and periodically review and recommend to the Board in consultation with the Audit Committee appropriate revisions to a code of ethics applicable to the Company’s senior financial officers pursuant to and at a minimum to the extent required by regulations applicable to the Company from time to time.

•	Monitor compliance with and the effectiveness of the aforementioned codes.

•
Consult with and support the Audit Committee with respect to the establishment of (a) procedures for receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters; and (b) procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•
Develop, review and recommend to the Board, as appropriate, other principles and policies relating to corporate governance; and monitor compliance with and the effectiveness of such principles and policies, as appropriate.

ACCESS TO RECORDS AND RESOURCES

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. In carrying out its duties and responsibilities, the Committee shall have full access to any relevant records of the Company and may retain experts and outside consultants to advise the Committee. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or consultants to, the Committee. The fees, expenses or compensation owed any person retained by the Committee and any ordinary administrative expenses of the Committee incurred in carrying out its duties and responsibilities shall be borne by the Company.

Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

DELEGATION OF DUTIES

The Committee shall be entitled to delegate any or all of its duties or responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s certificate of incorporation, bylaws, and applicable law and rules of markets in which the Company’s securities then trade.

Without limiting the foregoing, the Committee may establish a subcommittee of the Compensation Committee (the “Subcommittee”) that is intended to qualify (a) as a committee consisting solely of two or more non-employee directors within the meaning of Rule 16b-3 (“Rule 16b-3”) under the Exchange Act and (b) as a committee consisting solely of two or more outside directors within the meaning of Section 162(m) of the Code. The Subcommittee shall have two primary responsibilities: (i) to approve grants under the Company’s equity incentive compensation plans that are intended to be exempt from the short-swing profit recovery rules of Section 16(b) of the Exchange Act by operation of Rule 16b-3 (“16b-3 Matters”) and (ii) to approve any compensation matters where such compensation is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code by virtue of being approved by a committee of “outside directors” (“162(m) Matters”). If the Subcommittee shall have less than two members, or is not otherwise qualified as set forth in clauses (a) and (b), 16b-3 Matters and 162(m) Matters shall be referred to the full Committee or the Board of Directors for its consideration.